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                                                                   Exhibit 99.1



                               NORTH FORK BANCORP
   275 Broadhollow Road, Melville, NY 11747 (631) 531-2058 FAX (631) 531-2759


FOR IMMEDIATE RELEASE                      Contact:     Daniel M. Healy
                                                        Executive Vice President
                                                        Chief Financial Officer
                                                        (631) 531-2058




                     NORTH FORK TO INCREASE ITS COMMON SHARE
              REPURCHASE PROGRAM BY AN ADDITIONAL 12 MILLION SHARES


         Melville, N.Y. - January 24, 2006 - North Fork Bancorporation, Inc. (NYSE: NFB) announced that its Board of Directors approved an increase to its previously announced share repurchase program by an additional 12 million shares bringing the total authorized for repurchase to approximately 28 million shares. To date, the Company has repurchased 14.7 million shares under the program at an average price of $26.19.

         The common stock repurchase program will be done from time to time in open market or through private transactions, subject to market conditions. The repurchased shares will be used for general corporate purposes.


                                      * * *

         North Fork is a regional bank holding company headquartered in New York with approximately $58 billion in assets conducting commercial and retail banking from 353 branch locations in the Tri-State area with a complementary national mortgage banking business.